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EXHIBIT 99.5                                     For more information contact:

                                                 Luther J. Nussbaum
                                                 Chairman and CEO
                                                 First Consulting Group
                                                 562-624-5220
                                                 lnussbaum@fcg.com

                                                 Steven Heck
                                                 President
                                                 First Consulting Group
                                                 972-869-9977
FOR IMMEDIATE RELEASE                            sheck@fcg.com

                                                 Louis F. Reuter IV
                                                 Executive Vice President
                                                 Administration
                                                 NewYork-Presbyterian Hospital
                                                 212-305-0278
                                                 freuter@nyp.org


        FIRST CONSULTING GROUP AND NEWYORK-PRESBYTERIAN HOSPITAL ANNOUNCE
                       $228 MILLION OUTSOURCING AGREEMENT

         CREATES FCG MANAGEMENT SERVICES, LLC, A NEW UNIT SERVING THE GROWING DEMAND FOR HEALTHCARE INFORMATION TECHNOLOGY (IT) OUTSOURCING.


         NEW YORK CITY, New York. (November 9, 1999) - First Consulting Group, Inc. (NASDAQ: FCGI) and NewYork-Presbyterian Hospital (NYPH), today announced the signing of an estimated $228 million long term IT outsourcing agreement. For the seven year term of the agreement, FCG will manage NYPH's information technology and telecommunications functions. The parties said that the foundation of the contract is a shared trust and a shared understanding that the future of

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First Consulting Group
NYPH
Page 2 of 5


healthcare technology lies in the skilled and enlightened management of information and people. Intellectual capital, experience, and access to skilled resources are the future currency of information management. FCG brings more than 1,700 people, a clear IT value proposition, experience from hundreds of clients and thousands of engagements and ever increasing economic leverage. NYPH brings a world class health delivery system, a talented IT organization, and a shared view of the future.

         Under the Agreement, the newly formed FCG Management Services, LLC, will hire 432 of NYPH's current information services staff and assume responsibility for managing NYPH's information technology and telecommunications functions. The contract is estimated to be worth $39 million in the first year of the agreement.

         Louis F. Reuter, IV, NYPH executive vice president administration, commented, "Despite revenue pressures which all hospital and academic programs face, we must continually improve patient care. FCG has exceptional depth and breadth of talent and experience in crafting IT solutions with high value and high return that solve healthcare information problems. By having an external, highly experienced presence when IT investment decisions are made, we expect to dramatically impact the value proposition of IT."

         "We believe this is a landmark information systems agreement in the field of not-for-profit, academic healthcare", said Steve Heck, president of FCG. "NewYork-Presbyterian Hospital has one of the finest Information System departments in the industry and thus is an ideal partner with whom to build a new model of information management for the healthcare industry.

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First Consulting Group
NYPH
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Together we will use leading edge technology including e-Health coupled with pragmatic decision-making about IT investments and deployment."

         Indicating the importance of outsourcing to FCG's future plans, FCG Management Services will be headed by FCG president Steven Heck. Guy Scalzi, formerly NYPH's chief information officer, will manage the Information Services unit as a vice president in FCG Management Services. Mr. Scalzi will work closely with Mr. Reuter and other members of the newly created NYPH Office of the CIO, which will provide leadership and direction for the Information Services operation.

         In addition, FCG intends to contribute its existing healthcare IT outsourcing contracts to FCG Management Services and seek future healthcare IT outsourcing business through the new company. FCG Management Services will market IT outsourcing services to integrated delivery networks, hospitals, clinics and academic medical centers in the United States and Canada. Under the terms of the agreement, FCG and NYPH will form FCG Management Services, each initially owning 85% and 15%, respectively.

         Commenting on the agreement, FCG CEO Luther Nussbaum said, "As cost and efficiency pressures continue to change the healthcare IT landscape, we've identified outsourcing as a service that capitalizes on our strengths in healthcare process and IT. We are delighted to enter into this relationship with NYPH, one of the most acclaimed healthcare delivery systems in the world." Working in close collaboration with physician leaders and clinical informatics professionals from Columbia and Weill Cornell medical schools, NYPH has long been

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First Consulting Group
NYPH
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recognized as a leader in teaching, medical research and clinical computing.
"This emerging business line is directly addressing the industry's need to gain more value from IT investments and operations," continued Nussbaum. "Health related organizations must improve their IT operations to support their key objectives of improved quality, service, and reduced cost. As a result we are beginning to see an acceleration of interest in IT outsourcing and expect it to represent a rapidly increasing percentage of our revenues," concluded Nussbaum.

         Guy Scalzi, noted, "NYPH has spent the last year carefully analyzing various outsourcing options, focusing on organizations that offered the most relevant skills. FCG was chosen because it understands that the new outsourcing model is all about people. Skill aggregation and the effective deployment of resources will offer leverage and economics that could not be obtained otherwise. The parties jointly developed an approach to combine the best IT resources to carry out the hospital's mission of patient care, teaching and research," he concluded.



ABOUT THE COMPANIES:

         FCG provides consulting, integration and management services to healthcare, pharmaceutical and other life sciences organizations in North America and Europe. The firm's services are designed to increase its clients' operations effectiveness, resulting in reduced costs, improved customer service, enhanced quality of patient care and the more rapid introduction of new pharmaceutical compounds. More information about FCG is available through the FCG World Wide Web site at www.fcg.com, or by calling the toll free number 800-345-0957.

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First Consulting Group
NYPH
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         NewYork-Presbyterian Hospital - created from the merger between The New
York Hospital and The Presbyterian Hospital - provides state-of-the-art inpatient, ambulatory, and preventive care in all areas of medicine at five major centers; New York Weill Cornell Center, Columbia Presbyterian Center, Babies & Children's Hospital, The Allen Pavilion, and the Westchester Division. One of the largest and most comprehensive healthcare institutions in the world, the Hospital is committed to excellence in patient care, research, education and community service. NewYork-Presbyterian Hospital's full-service Network - which includes acute-care and community hospitals, long-term care facilities, home-health agencies, ambulatory sites and specialty institutions - provides high-quality, cost-effective, and conveniently accessible care for communities throughout the tri-state metropolitan region. The Hospital has academic affiliations with two of the country's leading medical colleges; the Joan and Sanford Weill Medical College of Cornell University and Columbia University College of Physicians & Surgeons.

         This release contains forward looking statements including estimates of the future value and duration of the outsourcing agreement between FCG and NYPH and the potential effects of such agreement on FCG and NYPH. These forward looking statements involve known and unknown risks which may cause FCG's actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements. Some of the risks that should be considered include whether the outsourcing agreement may be amended, modified or terminated early by the parties, the potential effect of the year 2000 issue on computer software applications and service providers, how FCG manages growth and integration of acquired businesses and personnel, and other factors referenced in the Company's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.

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